FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated
(Exact name of registrant as specifies in its charter)

Maryland	46-2415311
(State of incorporation)	(I.R.S. Employer Identification No.)

301 E. Colorado Boulevard, Suite 720	91101
Pasadena, California 91101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock ($0.01 par value)	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [   ]

Securities Act registration statement file number as to which this form relates: 333-184587

Securities to be registered pursuant to Section 12(g) of the Act:      None

INFORMATION REQUIRED IN A REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, filed on April 25, 2013 (File No. 333-169726).

Item 2. Exhibits.

     None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of Pasadena, State of California on the 20th day of May, 2013.

FLAHERTY & CRUMRINE DYNAMIC PREFERRED AND
INCOME FUND INCORPORATED
By:	/s/ R. Eric Chadwick
	Name:	R. Eric Chadwick
	Title:	Chief Financial Officer, Vice President and Treasurer